QCR HOLDINGS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN




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                                Table of Contents
                                                                            Page

EMPLOYEESTOCKPURCHASEPLANV5.DOC

1.  Purpose of the Plan........................................................3

2.  Definitions................................................................3
    (a)  Board.................................................................3
    (b)  Code..................................................................3
    (c)  Committee.............................................................3
    (d)  Compensation..........................................................3
    (e)  Employee..............................................................3
    (f)  Enrollment Date.......................................................3
    (g)  Fair Market Value.....................................................3
    (h)  Grant Date............................................................3
    (i)  Investment Date.......................................................3
    (j)  Offering Periods......................................................3
    (k)  Participant...........................................................3
    (l)  Payroll Deduction Account.............................................3
    (m)  Plan Year.............................................................4
    (n)  Purchase Right........................................................4
    (o)  Related Corporation...................................................4
    (p)  Share.................................................................4

3.  Eligibility................................................................4

4.  Participation and Payroll Deductions.......................................4
    (a)  Enrollment............................................................4
    (b)  Amount of Deduction...................................................4
    (c)  Payroll Deduction Accounts............................................4
    (d)  Subsequent Offering Periods...........................................4
    (e)  Change in Participation...............................................4

5.  Offerings..................................................................5
    (a)  Maximum Number of Shares..............................................5
    (b)  Exercise of Purchase Rights...........................................5
    (c)  Oversubscription of Shares............................................5
    (d)  Limitations on Grant and Exercise of Purchase Rights..................5

6.  Distributions of Shares....................................................5
    (a)  Distributions.........................................................5
    (b)  Termination of Employment.............................................5

7.  Rights as a Stockholder....................................................6

8.  Purchase Rights Not Transferable...........................................6

9.  Common Stock...............................................................6
    (a)  Reserved Shares.......................................................6
    (b)  Restrictions on Exercise..............................................6
    (c)  Restriction on Sale...................................................6
    (d)  Registration of Shares................................................6

10. Adjustment Upon Changes In Capitalization..................................6

11. Administration.............................................................6
    (a)  Appointment...........................................................6
    (b)  Authority.............................................................7
    (c)  Duties of Committee...................................................7
    (d)  Plan Expenses.........................................................7
    (e)  Indemnification.......................................................7

12. Amendment and Termination..................................................7
    (a)  Amendment.............................................................7
    (b)  Adjustments Due to Financial Accounting...............................7
    (c)  Termination...........................................................7

13. Effective Date.............................................................8

14. Governmental and Other Regulations.........................................8

15. No Employment Rights.......................................................8

16. Withholding................................................................8

17. Offsets....................................................................8

18. Notices, Etc...............................................................8

19. Captions, Etc..............................................................8

20. Effect of Plan.............................................................8

21. Governing Law..............................................................8

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                               QCR HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose of the Plan

     The purpose of the QCR HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN (hereinafter referred to as the "Plan") is to secure for QCR HOLDINGS, INC. and its Related Corporations (hereinafter referred to as the "Company") and its stockholders the benefits of the incentive inherent in the ownership of common stock by Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

2.   Definitions

     When used herein, the following terms shall have the following meanings:

     (a)  Board. "Board" means the Board of Directors of the Company.

     (b) Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c)  Committee. "Committee" means the Executive Committee of the Board.

     (d) Compensation. "Compensation" means the Employee's earnings as will be reported in box 1 of the IRS Form W-2 for the applicable year.

     (e) Employee. "Employee" means each employee of the Company and its Related Corporations.

     (f) Enrollment Date. "Enrollment Date" means the first day of each Offering Period.

     (g) Fair Market Value. "Fair Market Value" means, as of any date, the value of the Company's common stock determined as follows:

          (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the common stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (iii) In the absence of an established market for the common stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (h) Grant Date. "Grant Date" means the first day of each Plan Year, or such other date as may be determined by the Committee in its sole discretion.

     (i) Investment Date. "Investment Date" means the last day of each Plan Year, or such other date as may be determined by the Committee in its sole discretion.

     (j) Offering Period. "Offering Period" means that period which begins on a Grant Date and ends on the immediately succeeding Investment Date.

     (k)  Participant.   "Participant"   means  an  Employee  who  has  met  the
          requirements of Section 3 and has elected to participate in the Plan pursuant to Section 4.

     (l) Payroll Deduction Account. "Payroll Deduction Account" means the bookkeeping entry established by the Company for each Participant pursuant to Section 4.

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     (m)  Plan Year. "Plan Year" means the fiscal year ending June 30.

     (n) Purchase Right. "Purchase Right" means the option and right to purchase Common Stock in accordance with the terms of this Plan.

     (o) Related Corporation. "Related Corporation" means a corporation which is a parent or subsidiary corporation with respect to the Company as defined in Code Section 424(e) or (f).

     (p) Share. "Share" means one share of common stock, par value $1.00 per share, of the Company.

3.   Eligibility

     Each Employee who shall be employed on a given Enrollment Date shall be eligible to participate in the Plan.

4.   Participation and Payroll Deductions

     (a) Enrollment. Each Employee may elect to participate in the Plan for an Offering Period by completing an enrollment form prescribed by the Committee and returning it to the Company on or before the date specified by the Committee, which date shall precede the Employee's Enrollment Date. Each Employee shall be advised of the purchase price determined under Section 5(b)(ii) before enrolling in the Plan.

     (b) Amount of Deduction. The enrollment form shall specify a payroll deduction amount of up to fifteen percent (in whole numbers) of Compensation which shall be withheld from the Participant's regular paychecks, including bonus incentive and commission paychecks, for an Offering Period; provided, however, that no Employee shall be permitted to specify a deduction in excess of the amount necessary to accrue the ability to purchase more than $25,000, or such lesser amount as determined by the Board, of the Fair Market Value of the Shares (determined at the time such Purchase Rights are granted) in each calendar year in which the Purchase Right is outstanding. The Committee in its sole discretion, may authorize payment in respect of any Purchase Right exercised hereunder by personal check.

     (c) Payroll Deduction Accounts. Each Participant's payroll deduction shall be credited, as soon as practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Shares in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

     (d) Subsequent Offering Periods. Unless otherwise specified prior to the beginning of any Offering Period on an enrollment form prescribed by the Committee, a Participant shall be deemed to have elected to participate in each subsequent Offering Period for which the
          Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period.

     (e)  Change in Participation.

          (i) At any time during an Offering Period, a Participant may cease participation in the Plan by completing and filing the form prescribed by the Committee with the Company. Such cessation will become effective as soon as practicable following receipt of such form by the Company, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant's Payroll Deduction Account as soon as practicable thereafter. To the extent then eligible, any Participant who ceased to participate may elect to participate again on any subsequent Enrollment Date.

          (ii) At any time during an Offering Period (but not more than once in any calendar quarter) a Participant may increase or decrease the percentage of Compensation subject to payroll deduction within the limits provided in Section (b) above, by filing the form prescribed by the Committee with the Company. Such increase or decrease shall become effective with the first pay period following receipt of such form to which it may be practicably applied.

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          (iii)Notwithstanding  anything  herein to the  contrary,  in the event the Committee determines under Section 5(b)(ii) to change the purchase price of the Shares, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Sections
               4(e)(i) or 4(e)(ii) before such change in the purchase price takes effect.

          (iv) Any Participant who receives a distribution under the Company's 401(k) Plan on account of a financial hardship, as determined under such plan, shall be suspended from participation in the Plan for the same period as such Participant's participation in the 401(k) Plan shall be suspended.

5.   Offerings

     (a) Maximum Number of Shares. The Committee will implement the Plan by making offerings of Shares, in such number as determined by the Board, on each Grant Date until the maximum number of Shares available under the Plan have been issued pursuant to the exercise of Purchase Rights.

     (b)  Exercise of Purchase Rights.

          (i) Subject to Section 5(c), on each Investment Date, each Participant shall be deemed, subject to Section 5(d), without any further action, to have exercised and purchased, the number of Shares determined by dividing the amount credited to the
               Participant's Payroll Deduction Account on such date by the purchase price (as determined in Section (b)(ii) below).

          (ii) The purchase price for each Share shall be eighty-five percent (85%), or such greater percentage as determined by the Committee, of the Fair Market Value of a Share on the Grant Date or the Investment Date, whichever is lower.

     (c) Oversubscription of Shares. If the total number of Shares for which Purchase Rights are exercised on any Investment Date exceeds the maximum number of Shares available under the Plan, the Company shall make an allocation of the Shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable.

     (d)  Limitations on Grant and Exercise of Purchase Rights.

          (i) No Purchase Right granted under this Plan shall permit a Participant to purchase Shares under all employee stock purchase plans (as defined under Code Section 423(b)) of the Company at a rate which, in the aggregate, exceeds $25,000 of the Fair Market Value of such Shares (determined at the time the Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time.

          (ii) No Employee who would own, immediately after the Purchase Right is granted, Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company (a "5% Owner") shall be granted a Purchase Right. For purposes of determining whether an Employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the Share ownership of an individual and Shares which the Employee may purchase under outstanding Purchase Rights shall be treated as Shares owned by the Employee.

6.   Distributions of Shares

     (a) Distributions. As soon as practicable following an Investment Date, Shares deemed purchased pursuant to Subparagraph 5(b) shall be distributed to the Participant.

     (b) Termination of Employment. If a Participant's employment with the Company terminates for any reason during an Offering Period, all amounts credited to the Participant's Payroll Deduction Account shall be refunded to the Participant or, in the event of the Participant's death, to the Participant's estate, as soon as practicable.

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7.   Rights as a Stockholder

     When a Participant purchases Shares pursuant to the Plan, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares so purchased or credited, whether or not certificates representing such Shares shall have been issued.

8.   Purchase Rights Not Transferable

     Purchase  Rights  granted  under  the  Plan  are  not   transferable  by  a
     Participant and are exercisable during the Participant's lifetime only by the Participant.

9.   Common Stock

     (a) Reserved Shares. Subject to the provisions of Section 10 relating to adjustments upon changes in the Company's stock, there shall be reserved for the issuance and purchase under the Plan an aggregate of one hundred thousand (100,000) Shares, plus an annual increase to be added on the first day of each Company fiscal year, commencing on July 1, 2003 and ending on the first day of the Company's fiscal year occurring on or immediately following July 1, 2011, equal to the least of (i) one percent (1%) of the Shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis (that is, assuming the exercise of all outstanding Purchase Rights, stock options and warrants to purchase shares of Common Stock); (ii) five hundred thousand (500,000) shares of Common Stock; or (iii) such number of shares of Common Stock as determined by the Board, which number shall be less than (i) and (ii). Shares subject to the Plan may be Shares now or hereafter authorized but unissued (or shares available in the open market), at the discretion of the Board.

     (b) Restrictions on Exercise. In its sole discretion, the Board may require as conditions to the exercise of any Purchase Rights that Shares reserved for issuance upon the exercise of an Purchase Rights shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the Shares for investment only and not for resale or distribution.

     (c) Restriction on Sale. Shares purchased hereunder shall not be transferable by a Participant for a period of twelve (12) months immediately following the Investment Date on which such Shares were purchased.

     (d) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Plan Administrator prior to the Investment Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.  Adjustment Upon Changes In Capitalization

     In the event of a subdivision or consolidation of the outstanding Shares, or the payment of a stock dividend hereon, the number of Shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, proportionately, and such other adjustments shall be made as may be deemed necessary or equitable by the Board. In the event of any other change affecting the Shares, such adjustments shall be made as may be deemed equitable by the Board, in its sole discretion, to give proper effect to such event, subject to the limitations of Code Section 424.

11.  Administration

     (a) Appointment. The Plan shall be administered by the Committee provided that the Committee shall be comprised solely of at least two (2) non-employee disinterested directors appointed by the Board. A disinterested director is any member of the Board who is a "Non-Employee Director" within the meaning of paragraph (b)(3)(i) of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

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     (b)  Authority.  Subject  to  the  express  provisions  of  the  Plan,  the
          Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. If and to the extent required by Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant's ability to participate in the Plan or sell any Shares received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.

     (c) Duties of Committee. The Committee shall establish and maintain records of the Plan and of each Payroll Deduction Account established for any Participant hereunder.

     (d) Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

     (e) Indemnification. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company's obligation to indemnify any member of the Committee under the Company's Certificate of Incorporation or By-laws, or any other agreement between the Company and such member.

12.  Amendment and Termination

     (a) Amendment. Subject to the provisions of Code Section 423, the Board may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

     (b) Adjustments Due to Financial Accounting. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) altering the purchase price for any Offering Period including and Offering Period underway at the time of the change in purchase price;

          (ii) shortening any Offering Period so that Offering Period ends on a new Investment Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

          Such  modifications  or  amendments  shall  not  require   stockholder
          approval or the consent of any Plan participants.

     (c) Termination. The Plan will terminate on the date all Shares reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. In addition, the Plan may be terminated at any time, in the sole discretion of the Board.

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13.  Effective Date

     The Plan was adopted by the Board to be effective on January 1, 2003, subject to approval by the holders of the majority of Shares present and represented at an annual or special meeting of the stockholders held within twelve (12) months of the date the Plan is adopted.

14.  Governmental and Other Regulations

     The Plan and the grant and exercise of Purchase Rights to purchase Shares hereunder, and the Company's obligations to sell and deliver Shares upon the exercise of Purchase Rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

15.  No Employment Rights

     The Plan does not create, directly or indirectly, any right for the benefit of any Employee or class of Employees to purchase any Shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

16.  Withholding

     As a condition to receiving Shares hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any Shares distributable under the Plan, an amount necessary to satisfy all federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

17.  Offsets

     To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company and to set off and apply the amounts so withheld to payment of any such amounts owed to the Company, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

18.  Notices, Etc.

     All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

19.  Captions, Etc.

     The captions of the Paragraphs and Subparagraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to Paragraphs herein are to the specified Paragraphs of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

20.  Effect of Plan

     The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

21.  Governing Law

     The laws of the State of Iowa shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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